[CONFORMED COPY]







                                  $200,000,000



                                CREDIT AGREEMENT



                                   dated as of



                                 March 25, 1994



                                      among



                       American President Companies, Ltd.,



                             The Banks Listed Herein



                                       and



                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                               TABLE OF CONTENTS 1


                                                                                    Page


                                    ARTICLE I
                                   DEFINITIONS

     SECTION    1.01    Definitions                                                    1
                1.02    Accounting Terms and Determinations                           17
                1.03    Types of Borrowings                                           17
                1.04    Basis for Ratings                                             18


                                   ARTICLE II
                                   THE CREDITS

     SECTION    2.01    Commitments to Lend                                           18
                2.02    Notice of Committed Borrowings                                18
                2.03    Money Market Borrowings                                       19
                2.04    Notice to Banks; Funding of Loans                             23
                2.05    Notes                                                         24
                2.06    Maturity of Loans                                             25
                2.07    Interest Rates                                                25
                2.08    Fees                                                          29
                2.09    Optional Termination or
                        Reduction of Commitments                                      30
                2.10    Termination of Commitments                                    30
                2.11    Optional Prepayments                                          30
                2.12    General Provisions as to Payments                             31
                2.13    Funding Losses                                                31
                2.14    Computation of Interest and Fees                              32
                2.15    Withholding Tax Exemption                                     32
                2.16    Regulation D Compensation                                     33
                2.17    Termination of Commitments Under
                        Existing Agreement; Amendment of
                        Receivables Purchase Agreements                               33


                                   ARTICLE III
                                   CONDITIONS

     SECTION    3.01    Effectiveness                                                 33
                3.02    Borrowings                                                    35


1The Table of Contents is not a part of this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION    4.01    Corporate Existence and Power                                 36
                4.02    Corporate and Governmental
                        Authorization; No Contravention                               36
                4.03    Binding Effect                                                36
                4.04    Financial Information                                         36
                4.05    Litigation                                                    37
                4.06    Compliance with ERISA                                         37
                4.07    Environmental Matters                                         37
                4.08    Taxes                                                         38
                4.09    Subsidiaries                                                  38
                4.10    Not an Investment Company                                     38
                4.11    MarAd Requirements                                            38
                4.12    Full Disclosure                                               39


                                    ARTICLE V
                                    COVENANTS

     SECTION    5.01    Information                                                   39
                5.02    Payment of Obligations                                        43
                5.03    Maintenance of Property; Insurance                            43
                5.04    Conduct of Business, Maintenance of
                        Existence and Compliance with
                        Laws                                                          44
                5.05    Inspection of Property,
                        Books and Records                                             44
                5.06    Minimum Consolidated Tangible
                        Net Worth                                                     45
                5.07    Negative Pledge                                               45
                5.08    Consolidations, Mergers and
                        Sales of Assets                                               47
                5.09    Use of Proceeds                                               47
                5.10    Consolidated Interest Coverage
                        Ratio                                                         47
                5.1     Consolidated Leverage Ratio                                   48
                5.12    Restrictions on Subsidiary
                        and Secured Debt                                              48
                5.13    Capital Contributions to
                        Subsidiaries                                                  49
                5.14    No New Restrictions on Subsidiary
                        Dividends                                                     49
                5.15    Investments; Acquisitions                                     49


                                   ARTICLE VI
                       DEFAULTS AND EVENTS OF TERMINATION

     SECTION    6.01    Events of Default                                             50
                6.02    Notice of Default                                             53
                6.03    Events of Termination                                         53


                                   ARTICLE VII
                                    THE AGENT

     SECTION    7.01    Appointment and Authorization                                 53
                7.02    Agent and Affiliates                                          53
                7.03    Action by Agent                                               53
                7.04    Consultation with Experts                                     54
                7.05    Liability of Agent                                            54
                7.06    Indemnification                                               54
                7.07    Credit Decision                                               54
                7.08    Successor Agent                                               55
                7.09    Agent's Fee                                                   55


                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

     SECTION    8.01    Basis for Determining Interest
                        Rate Inadequate or Unfair                                     55
                8.02    Illegality                                                    56
                8.03    Increased Cost and Reduced Return                             57
                8.04    Base Rate Loans Substituted for
                        Affected Fixed Rate Loans                                     59
                8.05    Substitution of Bank                                          59

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION    9.01    Notices                                                       60
                9.02    No Waivers                                                    60
                9.03    Expenses; Documentary Taxes                                   60
                9.04    Indemnification                                               61
                9.05    Sharing of Set-Offs                                           61
                9.06    Amendments and Waivers                                        62
                9.07    Successors and Assigns                                        62
                9.08    Collateral                                                    64
                9.09    Confidentiality                                               65
                9.10    Governing Law; Submission to Juris-
                        diction                                                       65
                9.11    Counterparts; Integration                                     66
                9.12    WAIVER OF JURY TRIAL                                          66

Schedule I -    Certain Existing Liens

Exhibit A   -   Note

Exhibit B   -   Money Market Quote Request

Exhibit C   -   Invitation for Money Market Quotes

Exhibit D   -   Money Market Quote

Exhibit E   -   Opinion of Counsel for the Borrower

Exhibit F   -   Opinion of Special Counsel for the
                          Agent

Exhibit G   -   Assignment and Assumption Agreement
                                CREDIT AGREEMENT


               AGREEMENT dated as of March 25, 1994, among AMERICAN PRESIDENT COMPANIES, LTD., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                                   WITNESSETH:

               WHEREAS, the Borrower is a party to an Amended and Restated Credit Agreement dated as of March 17, 1992 among the Borrower, American President Lines, Ltd., the banks listed therein and Morgan Guaranty Trust Company of New York as Agent, as heretofore amended (the "Existing Agreement"); and

               WHEREAS the Borrower wishes to enter into this Agreement and, concurrently with the effectiveness of this Agreement, wishes to terminate the commitments of the banks under the Existing Agreement;

               NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

               "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

               "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

               "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

               "Affiliate" means any Subsidiary (except a Consolidated Subsidiary) and any other Person in which the Borrower or any of its Consolidated Subsidiaries has an equity investment as to which it uses the equity method of accounting.
               "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

               "APD" means APL Land Transport Services, Inc., a Tennessee corporation, and its successors.

               "APL" means American President Lines, Ltd., a Delaware corporation, and its successors.

               "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

               "Assessment Rate" has the meaning set forth in Section 2.07(b).

               "Assignee" has the meaning set forth in Section 9.07(c).

               "Authorized Officer" means any of the following officers of the
Borrower: the chairman of the board of directors, chief executive officer, chief operating officer, chief financial officer, president, treasurer, vice president-treasury, vice president-controller, any executive vice president and any assistant treasurer.

               "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.07(c), and their respective successors.

               "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

               "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

               "Beneficial Owner" means, with respect to any securities, a Person who would be deemed to be a beneficial owner thereof under Rule 13d-3 of the Exchange Act as in effect on the date hereof.

               "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

               "Borrower" means American President Companies, Ltd., a Delaware corporation, and its successors.

               "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Exchange Act.

               "Borrowing" has the meaning set forth in Section 1.03.

               "CD Base Rate" has the meaning set forth in Section 2.07(b).

               "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

               "CD Margin" has the meaning set forth in Section 2.07(b).

               "CD Reference Banks" means Bank of America National Trust and Savings Association and Morgan Guaranty Trust Company of New York.

               "Change in Control" means any of the following events or conditions: (i) any Interested Stockholder is or becomes a Beneficial Owner, directly or indirectly, of 30% or more of the outstanding shares of the Borrower entitled to vote in the election of directors, unless the acquisition of 30% or more of such shares by such Interested Stockholder shall have been approved or ratified by a majority of the Continuing Directors, (ii) any Interested Stockholder is or becomes a Beneficial Owner, directly or indirectly, of 50% or more of the outstanding shares of the Borrower entitled to vote in the election of directors, (iii) Continuing Directors no longer constitute a majority of the Borrower's board of directors, or (iv) a "Triggering Event" occurs as specified in the Amended and Restated Rights Agreement dated as of October 22, 1991 between the Borrower and the First National Bank of Boston, as Rights Agent (including any further addendum, amendment, extension, modification, replacement or supplement thereto or thereof).

               "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.
               "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

               "Consolidated Assets" means, at any date of determination, the amount that would, in accordance with generally accepted accounting principles, be shown as the total amount of assets under the caption "Assets" on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at such date.

               "Consolidated Guaranteed Debt" means at any date the aggregate amount of Debt which is Guaranteed by the Borrower or any of its Consolidated Subsidiaries and is outstanding at such date, determined on a consolidated basis.

               "Consolidated Interest Coverage Ratio" has the meaning set forth in Section 5.10.

               "Consolidated Leverage Ratio" has the meaning set forth in
Section 5.11.

               "Consolidated Net Income After Tax" means, for any period, the aggregate amount that would, in accordance with generally accepted accounting principles, be included under the caption "Net Income" on a consolidated statement of income of the Borrower and its Consolidated Subsidiaries for such period.

               "Consolidated Net Property and Equipment" means, at any date of determination, the amount that would, in accordance with generally accepted accounting principles, be shown as the total amount of assets under the caption "Property and Equipment, Net" or any similar caption on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at such date.

               "Consolidated Pretax Earnings" means, for any period, the consolidated income (loss) of the Borrower and its Consolidated Subsidiaries for such period, before provisions for income taxes but after interest expense, (a) less (to the extent included therein) (i) the amount, if any, by which their equity in earnings of Persons other than Consolidated Subsidiaries for such period exceeded the aggregate amount of dividends or other distributions received from such Persons during such period and (ii) any nonrecurring or extraordinary gains (or plus any nonrecurring or extraordinary losses) for such period and (b) plus (i) (to the extent not otherwise included therein) the amount, if any, by which the aggregate amount of cash dividends or other distributions received from Persons other than Consolidated Subsidiaries during such period exceeded their equity in earnings of such Persons for such period or
(ii) (to the extent included therein) the amount of their share of losses of such Persons for such period, all determined in accordance with generally accepted accounting principles.

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements prepared in accordance with generally accepted accounting principles if such statements were prepared at such date.

               "Consolidated Tangible Net Worth" means at any date an amount equal to the sum of (A) the amount that would, in accordance with generally accepted accounting principles, be reflected as 9% Series C Cumulative Convertible Preferred Stock and/or 9% Series D Convertible Preferred Stock of the Borrower on a balance sheet of the Borrower at such date plus (B) the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1993 in the book value of any asset owned by the Borrower or any of its Consolidated Subsidiaries, (ii) all Investments in unconsolidated Subsidiaries and other Affiliates and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses including research and developmental expenses and other intangible assets.

               "Continuing Director" means a member of the Borrower's board of directors who (i) was a member of such board immediately prior to the time that any Interested Stockholder became an Interested Stockholder or (ii) was nominated by a majority of the directors who were Continuing Directors at the time of such nomination.

               "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person; provided that

              (x) if Debt referred to in clause (vi) above is without recourse to the Borrower or any Subsidiary, the amount of such Debt shall be calculated at the lesser of (A) the aggregate outstanding principal amount of such Debt or (B) the aggregate fair realizable value of the assets securing such Debt, and

              (y) when calculating the amount of Debt of the Borrower and its Consolidated Subsidiaries on a consolidated basis, obligations of the Borrower or any Consolidated Subsidiary that are eliminated in consolidation pursuant to generally accepted accounting principles shall be eliminated.

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

               "Depreciation" means, for any period, the aggregate amount that would, in accordance with generally accepted accounting principles, be included as depreciation expense under the caption "Depreciation and Amortization" on a consolidated statement of income of the Borrower and its Consolidated Subsidiaries for such period.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized by law to close.

               "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

               "Domestic Loans" means CD Loans or Base Rate Loans or both.

               "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

               "Effective Date" has the meaning set forth in Section 3.01.

               "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

               "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

               "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

               "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

               "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

               "Euro-Dollar Margin" has the meaning set forth in Section
2.07(c).

               "Euro-Dollar Reference Banks" means the principal London offices of Barclays Bank PLC, ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

               "Event of Default" has the meaning set forth in Section 6.01.

               "Event of Termination" has the meaning set forth in Section 6.03.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               "Existing Agreement" has the meaning set forth in the first WHEREAS clause at the beginning of this Agreement.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

               "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Interest Expense" means, for any period, the aggregate amount that would, in accordance with generally accepted accounting principles, be included as interest expense under the caption "Interest" on a consolidated statement of income of the Borrower and its Consolidated Subsidiaries for such period.

               "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

              (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

              (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

              (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.


(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

              (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.03; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

              (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

               "Interested Stockholder" means (i) any Person which is or becomes the Beneficial Owner, directly or indirectly, of 5% or more of the outstanding shares of the Borrower entitled to vote or (ii) any two or more Persons which "act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities" of the Borrower and which are or become the Beneficial Owners, directly or indirectly, of 5% or more of the outstanding shares of the Borrower entitled to vote.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

               "Level I Period" means a period during which the Borrower's senior long-term public debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's.

               "Level II Period" means a period (i) during which the Borrower's senior long-term public debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) which is not a Level I Period.

               "Level III Period" means a period (i) during which the Borrower's senior long-term public debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) which is not a Level I Period or a Level II Period.

               "Level IV Period" means a period (i) during which the Borrower's senior long-term public debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) which is not a Level I Period, a Level II Period or a Level III Period.

               "Level V Period" means any period which is not a Level I Period, a Level II Period, a Level III Period or a Level IV Period. A period during which either S&P or Moody's does not rate the Borrower's senior long-term public debt shall constitute a Level V Period.

               "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

               "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

               "MarAd" means the United States Maritime Administration, or any entity succeeding to any or all of the rights and obligations of MarAd under any agreement with the Borrower or any Subsidiary.
               "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

               "Material Subsidiary" means at any time a Subsidiary which is not a Nonmaterial Subsidiary. For purposes of this definition, "Nonmaterial Subsidiary" means at any time any Subsidiary (other than APL) which at such time has been designated by the Borrower, by notice to the Agent, as a Nonmaterial Subsidiary and has not been redesignated as a Material Subsidiary in any subsequent notice from the Borrower to the Agent; provided that all Nonmaterial Subsidiaries, if aggregated and considered as a single subsidiary, would not as of such time meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

               "Minimum Adjusted Net Worth" has the meaning set forth in Section 5.06.

               "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

               "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

               "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

               "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

               "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

               "Money Market Margin" has the meaning set forth in Section
2.03(d).

               "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

               "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and its assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency (other than S&P) designated by the Required Banks and not disapproved by the Borrower if such an agency shall exist.

               "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

               "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

               "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

               "Off-Site Real Estate Improvement Lien" means a Lien on real estate securing obligations pertaining to assessments or bonded indebtedness for off-site improvements for the benefit of such real estate.

               "Parent" means, with respect to any Bank, any Person controlling such Bank.

               "Participant" has the meaning set forth in Section 10.07(b).

               "Payment Date" has, with respect to each Receivables Purchase Agreement, the meaning set forth in Section 1.01 thereof.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

               "Potential Event of Termination" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Termination.

               "Pricing Period" means a Level I Period, a Level II Period, a Level III Period, a Level IV Period or a Level V Period.

               "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

               "Purchase Money Lien" has the meaning set forth in Section
5.07(e).

               "Receivables Purchase Agreements" means, collectively, (i) the Receivables Purchase Agreement dated as of August 29, 1991 among APL, the Banks, J.P. Morgan Delaware, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Co-Agent, and (ii) the Receivables Purchase Agreement dated as of August 29, 1991 among APD, the Banks, J.P. Morgan Delaware, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Co-Agent, as each such agreement may be amended from time to time.

               "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

               "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.
               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

               "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

               "S&P" means Standard & Poor's Corporation, a New York corporation, and its successors and its assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency (other than Moody's) designated by the Required Banks and not disapproved by the Borrower if such an agency shall exist.

               "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to any other Person, by such other Person).

               "Termination Date" means March 25, 1999, or, if such date is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

               "Total Borrowed Funds" means, as of any date of determination, the aggregate amount of all Debt which would be reflected, in accordance with generally accepted accounting principles, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at such date including, without limitation, the current and long-term portions of capital lease obligations, current and long-term portions of long-term debt, commercial paper obligations and other short-term borrowings.

               "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

               "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

               SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

                SECTION 1.03. Types of Borrowing. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowing are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).
               SECTION 1.04 Basis for Ratings. The credit ratings to be utilized in the determination of a Pricing Period are the ratings assigned to unsecured obligations of the Borrower without third party credit support. Ratings assigned to any obligation which is secured or which has the benefit of third party credit support shall be disregarded.


                                   ARTICLE II

                                   THE CREDITS

               SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with
Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time prior to the Termination Date under this Section 2.01.

               SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 12:00 Noon (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

              (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

              (b)  the aggregate amount of such Borrowing,

              (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

              (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

              SECTION 2.03.  Money Market Borrowings.

               (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans; provided that the Borrower may not make any such request or borrow any Money Market Loan during a Level IV Period or a Level V Period. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

               (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 12:00 Noon (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

              (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

           (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

           (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

               (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

               (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

           (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A)  the proposed date of Borrowing,

              (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be equal to, greater than or less than the Commitment of the quoting Bank, (x) must be $1,000,000 or a larger multiple thereof, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

              (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

              (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

              (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

              (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

              (B) contains qualifying, conditional or similar language;

              (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

              (D)  arrives after the time set forth in subsection
       (d)(i).
               (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

               (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

              (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

           (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and
           (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

               (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

               SECTION 2.04.  Notice to Banks; Funding of Loans.

               (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

               (b) The provisions of Section 2.02 and 2.03 above notwithstanding, if by 12:00 Noon (New York City time) on the last day of the Interest Period applicable to an outstanding Borrowing the Borrower shall have neither (i) given timely notice of a Borrowing on the last day of such Interest Period nor (ii) notified the Agent that it does not intend to borrow hereunder on the last day of such Interest Period, then the Agent shall be deemed to have received a Notice of Committed Borrowing specifying that (x) the date of the proposed Borrowing shall be the last day of such Interest Period, (y) the aggregate amount of the proposed Borrowing shall be the amount of such outstanding Borrowing and (z) the Loans comprising the proposed Borrowing are to be Base Rate Loans.

               (c) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (d) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

               (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

               (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

               SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

               (b) Each Bank may, by notice to the Borrower and the Agent (to be given not later than two Domestic Business Days prior to the first Borrowing), request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

               (c) Upon receipt of each Bank's Note pursuant to Section 3.01(c), the Agent shall deliver such Note to such Bank by hand, courier or other similar means. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of such Note a continuation of any such schedule as and when required.

               SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

               SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus, if such day falls in a Level V Period, 0.50%. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

               (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

               "CD Margin" means for any day the percentage set forth below opposite the Pricing Period during which such day falls:

               Level I Period                   .4875%
               Level II Period                  .5800%
               Level III Period                 .6750%
               Level IV Period                  .8000%
               Level V Period                  1.1750%

               The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                          [ CDBR       ]*
               ACDR  =  [ ---------- ]  + AR
                          [ 1.00 - DRP ]

               ACDR  =  Adjusted CD Rate
               CDBR  =  CD Base Rate
                DRP  =  Domestic Reserve Percentage
                 AR  =  Assessment Rate

       __________
       * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

               The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

               "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

               "Assessment Rate" means for any Interest Period the net annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

               (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

               "Euro-Dollar Margin" means for any day the percentage set forth below opposite the Pricing Period during which such day falls:

               Level I Period                   .3625%
               Level II Period                  .4550%
               Level III Period                 .5500%
               Level IV Period                  .6750%
               Level V Period                  1.0500%

               The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

               (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

               (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex, facsimile transmission or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

               (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

               SECTION 2.08.  Fees.

               (a) Commitment Fee. The Borrower shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee at the rate of .05% per annum on the amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety).

               (b) Facility Fee. The Borrower shall pay to the Agent, for the account of each Bank, a facility fee calculated for each day: (i) during a Level I Period at the rate of .1375% per annum, (ii) during a Level II Period at the rate of .17% per annum, (iii) during a Level III Period at the rate of .20% per annum, (iv) during a Level IV Period at the rate of .325% per annum and (v) during a Level V Period at the rate of .45% per annum. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the amount by which such Bank's Commitment (whether used or unused) exceeds the aggregate outstanding principal amount of its Base Rate Loans and (ii) from and including the Termination Date (or such earlier date of termination) to but excluding the date on which such Bank's Loans shall be repaid in their entirety, on the aggregate outstanding principal amount of such Bank's Loans other than Base Rate Loans.

               (c) Payments. Accrued fees under this Section shall be payable quarterly in arrears on the last day of each September, December, March and June and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

               SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

               SECTION 2.10. Termination of Commitments. The Commitments shall terminate on the earlier of (i) the first Payment Date to occur under any of the Receivables Purchase Agreements and (ii) the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

               SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

               (b) Except as provided in Section 8.02, the Borrower may not voluntarily prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

               (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

               SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

               (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

               SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

               SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
               SECTION 2.15. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

               SECTION 2.16. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest onits Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i)(A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest
(x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank to the Borrower shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least four Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on its Euro-Dollar Loans of the amount then due to such Bank under this Section.

               SECTION 2.17. Termination of Commitments Under Existing Agreement; Amendment of Receivables Purchase Agreements. (a) Each of the parties to this Agreement that is also a party to the Existing Agreement agrees that the commitments of the banks under the Existing Agreement shall terminate on the Effective Date concurrently with the effectiveness of this Agreement without notice to, or any further action by, any party thereunder.

       (b) The Borrower, in its capacity as guarantor of the obligations of APL and APD under the Receivables Purchase Agreements, consents to the amendment of each of the Receivables Purchase Agreements as provided in Amendment
No. 3 thereto dated as of the date hereof.


                                   ARTICLE III

                                   CONDITIONS

               SECTION 3.01. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.06):

              (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

              (b) receipt by the Agent of a certificate signed by an Authorized Officer and dated the Effective Date, to the effect that on such date (i) no Default or Potential Event of Termination shall have occurred and be continuing and (ii) the representations and warranties of the Borrower contained in this Agreement shall be true;

              (c) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

              (d) receipt by the Agent of an opinion of Peter A.V. Huegel, Esq., Senior Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request, and any other opinion of other counsel referred to therein in form and scope satisfactory to the Agent;

              (e) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

              (f) receipt by the Agent of a copy of any consent or approval of any Person which may be required in connection with the transactions contemplated by this Agreement and the Notes;

              (g) receipt by the Agent of a written waiver from each party to the Existing Agreement that is not a party to this Agreement, evidencing such party's waiver of any notice requirement under Section 2.09 of the Existing Agreement in connection with the termination of such party's commitment thereunder;

              (h) payment by the Borrower of all fees accrued to but excluding the Effective Date under Section 2.08(d) of the Existing Agreement;

              (i) each of the Receivables Purchase Agreements shall have been amended by an Amendment No. 3 thereto substantially in the form of the draft thereof dated 3/22/94 heretofore delivered to the Banks; and

              (j) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than April 8, 1994. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

               SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

              (a) receipt (or deemed receipt) by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

              (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

              (c) the fact that, immediately before and after such Borrowing, no Default or Potential Event of Termination shall have occurred and be continuing; and

              (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(b) and 4.05 as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants that:

               SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the execution, delivery and performance by the Borrower of the Notes, including the borrowing of the full amount of the Commitments hereunder, are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (including, without limitation, MarAd) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

               SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

               SECTION 4.04.  Financial Information.

               (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income, cash flows and changes in redeemable preferred stock and stockholders' equity for the fiscal year then ended, reported on by Arthur Andersen & Co. and set forth in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

               (b) Since December 31, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant possibility of an adverse decision which could materially adversely affect the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity of this Agreement or the Notes.

               SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

               SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than taxes contested in good faith by the Borrower or such Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

               SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the absence of which good standing and governmental licenses, authorizations, consents and approvals would have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 4.11. MarAd Requirements. The Borrower and its Subsidiaries are in compliance in all material respects with the terms of all agreements currently in effect between the Borrower or any Subsidiary and MarAd, and with all applicable regulations of MarAd with respect to which agreements and regulations noncompliance would have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, including without limitation all agreements and regulations relating to construction-differential subsidy and operating-differential subsidy, as such terms are defined by MarAd.

               SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified; it being understood that (i) any projections included in such information represent, at the time such projections are furnished by the Borrower, the Borrower's best good faith estimate of the information shown and do not constitute a representation that the results portrayed in such projections will in fact be achieved and (ii) any business plan included in such information represents the Borrower's good faith intention, at the time such business plan is furnished by the Borrower, and does not constitute a representation that such plan will in fact be implemented. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement or the Notes.


                                    ARTICLE V

                                    COVENANTS


               The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

               SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

              (i) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in redeemable preferred stock and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing; provided that, so long as the Borrower is subject to the reporting requirements of the Exchange Act, the requirements of this clause (i) may be satisfied by delivering to each Bank a copy of the Borrower's report on Form 10-K for such fiscal year, together with a copy of the Borrower's annual report to shareholders for such fiscal year;

           (ii) as soon as available and in any event within 53 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flows and changes in redeemable preferred stock and stockholders' equity for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by an Authorized Officer; provided that, so long as the Borrower is subject to the reporting requirements of the Exchange Act, the requirements of this clause (ii) may be satisfied by delivering to each Bank a copy of the Borrower's report on Form 10-Q for such quarter, together with a copy of the Borrower's report (if any) to shareholders for such quarter;

          (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of an Authorized Officer (x) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.06, 5.10, 5.11 and 5.12(b) on the date of such financial statements and (y) stating whether any Default, Event of Termination or Potential Event of Termination exists on the date of such certificate and, if any Default, Event of Termination or Potential Event of Termination then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

           (iv) simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a statement of the firm of independent public accountants which reported on such statements (x) as to whether anything has come to their attention to cause them to believe that any Default, Event of Termination or Potential Event of Termination existed on the date of such statements and (y) confirming the calculations set forth in the officers' certificate delivered simultaneously therewith pursuant to clause (iii) above;

              (v) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

           (vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (vii) promptly after an Authorized Officer obtains knowledge of any change in the rating by either S&P or Moody's of the Borrower's senior unsecured long-term public debt, or of any public announcement by such rating agency that such debt has been placed under surveillance with possible negative implications or review for possible downgrade, written notice of such change or such placement under surveillance or review, setting forth the details thereof; and

         (viii) if and when any member of the ERISA Group (A) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (D) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (E) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (F) gives notice of withdrawal from any Plan pursuant to
       Section 4063 of ERISA, a copy of such notice; or (G) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of an Authorized Officer setting forth details as to such occurrence and action, if any, which the Borrower or the applicable member of the ERISA Group is required or proposes to take.

               (b)  The Borrower will deliver to each of the Banks:

              (i) forthwith upon the occurrence of any Default, Event of Termination or Potential Event of Termination, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

           (ii) promptly upon the occurrence thereof, notice and copies of any amendment or modification of, or any waiver given by MarAd with respect to, any agreement to which MarAd and the Borrower or any Subsidiary are parties, other than amendments, modifications and waivers that relate solely to the ordinary operational aspects of the business of the Borrower or such Subsidiary; and

          (iii) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

               SECTION 5.02. Payment of Obligations. The Borrower (i) will pay and discharge, and will cause each Material Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and (ii) will maintain, and will cause each Material Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

               SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear, lay-up and obsolescence excepted.

               (b) The Borrower (i) will maintain, and will cause each Material Subsidiary to maintain (in the case of property other than vessels chartered to it, either in the name of the Borrower or in such Material Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area and by companies engaged in the same or a similar business and (ii) will furnish to the Banks, upon written request from any Bank, full information as to the insurance carried. In addition, within 90 days after the annual renewal of any insurance covering any vessel owned or chartered by APL, the Borrower or any other Subsidiary required under any agreement between APL, the Borrower or such Subsidiary and MarAd, the Borrower shall cause a letter from an independent marine insurance broker to be delivered to the Banks describing such renewed insurance coverage, confirming that such insurance coverage complies with the requirements of the applicable MarAd agreement and identifying each underwriter and each protection and indemnity club. The Required Banks may, at any time after receipt of any such letter, object in a written notice to the Borrower to the underwriter or any underwriter providing such insurance, whereupon the Borrower shall within 60 days after such objection, provided there is a reasonable basis for such objection, cause such underwriter to be replaced with an underwriter satisfactory to the Required Banks or provide substitute insurance on a basis satisfactory to the Required Banks.

               SECTION 5.04. Conduct of Business, Maintenance of Existence and Compliance with Laws. (a) The Borrower (i) will continue, and will cause each Material Subsidiary to continue, to engage in business in the fields of surface transportation and cargo distribution as now conducted by the Borrower and the Material Subsidiaries, and (ii) will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except as permitted by Section 5.08.

               (b) The Borrower will make all good faith efforts to comply, and will cause each Material Subsidiary to make all good faith efforts to comply, in all material respects with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, regulations of MarAd, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

               (c) The Borrower will comply, and will cause each Material Subsidiary to comply, in all material respects with the terms of all agreements from time to time in effect between the Borrower or such Material Subsidiary and MarAd, and with all applicable regulations of MarAd with respect to which agreements and regulations non-compliance would have a material adverse effect upon the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, including without limitation all agreements and regulations relating to construction-differential subsidy and operating-differential subsidy, as such terms may be defined by MarAd.

               SECTION 5.05. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and the Borrower will permit, and will cause each Material Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

               SECTION 5.06. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than Minimum Adjusted Net Worth. "Minimum Adjusted Net Worth" means, at any date, the amount of $438,300,000 adjusted from time to time as follows: at the end of each of the Borrower's fiscal years ending after December 31, 1993, Minimum Adjusted Net Worth shall be increased (but not decreased) by 50% of the positive Consolidated Net Income After Tax (if any) for such fiscal year.

               SECTION 5.07. Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset (including the capital stock of any Subsidiary) now owned or hereafter acquired by it, without making effective provisions whereby the Commitments and the Notes shall be equally and ratably secured thereby, provided that the foregoing shall not be applicable to:

              (a)  Liens existing on December 31, 1993 and described in
       Schedule I hereto;

              (b) other Liens existing on December 31, 1993 on assets having a value not in excess of $500,000 individually or $10,000,000 in the aggregate;

              (c) Liens imposed by operation of maritime law arising in the ordinary course of its business;

              (d) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

              (e) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset before the later of (i) 180 days after the acquisition thereof or (ii) the end of the tax year of the Borrower or the acquiring Subsidiary, as the case may be, during which it acquired such asset (a "Purchase Money Lien");

              (f) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event;

              (g) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation of such acquisition;

              (h) any Lien granted or imposed in connection with any writ of execution being contested in good faith and securing amounts not in excess of $5,000,000 individually or $25,000,000 in the aggregate; provided that execution of such writ is stayed during the pendency of such contest;

              (i) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

              (j)  any Lien created pursuant to the Receivables
       Purchase Agreements (or any other receivables purchase agreement entered into by APL or APD and all the Banks);

              (k) any Off-Site Real Estate Improvement Lien on real estate securing non-recourse Debt or other obligations in an aggregate principal amount not exceeding 75% of the pro forma appraised value of such real estate and pertaining to off-site improvements which result in an equal or greater increase in the value of such real estate;

              (l) mechanics' liens, suppliers' liens and materialmens' liens arising in the ordinary course of business; and

              (m) other Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation, or any series of related obligations, exceeding $75,000,000 in amount and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

               SECTION 5.08. Consolidations, Mergers and Sales of Assets. (a) The Borrower will not consolidate or merge with any other Person; provided that the Borrower may merge with another Person if (i) the Borrower is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Default, Event of Termination or Potential Event of Termination shall have occurred and be continuing.

               (b) Except for sales of inventory in the ordinary course of business, sales of "margin stock" within the meaning of Regulation U for fair value as determined in good faith by the board of directors of the Borrower or transfers of assets to the Borrower or any Wholly-Owned Subsidiary, neither the Borrower nor any Subsidiary will sell, lease or otherwise transfer any asset after the Effective Date without the consent of the Required Banks unless the aggregate value at cost of the remaining assets being used at the time in lines of business in which the Borrower and its Subsidiaries were engaged at December 31, 1993 is at least 66 2/3% of Consolidated Assets as of December 31, 1993.
Any transfer of assets by any Subsidiary to the Borrower and any transfer of assets by the Borrower to any Subsidiary shall be on terms and conditions at least as favorable to the Borrower as the terms and conditions that would apply in a similar transaction with a party which is not affiliated with the Borrower.

               (c) The Borrower will not permit any of its Subsidiaries to consolidate or merge with any other Person unless the Person surviving such consolidation or merger is the Borrower or a Wholly-Owned Subsidiary.

               (d) Notwithstanding anything to the contrary in this Section, the Borrower will at all times own, either directly or indirectly, all of the outstanding shares of capital stock or other ownership interests of each of APL and APD (exclusive of directors' qualifying shares).

               SECTION 5.09. Use of Proceeds. (a) The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes.

               (b) None of such proceeds will be used in violation of any applicable law or regulation.

               SECTION 5.10. Consolidated Interest Coverage Ratio. At the end of each fiscal quarter of the Borrower, the Consolidated Interest Coverage Ratio for the four consecutive fiscal quarters of the Borrower then ended shall not be less than 3.0 to 1.

               The "Consolidated Interest Coverage Ratio" means the ratio determined pursuant to the following formula:

                CICR =                 CPE + IE + DP
IE


                CICR = Consolidated Interest Coverage Ratio
                CPE  = Consolidated Pretax Earnings
                IE   = Interest Expense
                DP   = Depreciation

               SECTION 5.11. Consolidated Leverage Ratio. The Consolidated Leverage Ratio at any time during each period specified below will not be greater than the ratio set forth opposite such period.

               Period                                       Ratio

   Effective Date through 12/31/1996     1.4 to 1
   1/1/1997 through 12/31/1997                   1.3 to 1
   1/1/1998 and thereafter                       1.2 to 1

               The "Consolidated Leverage Ratio" applicable at any time means the ratio determined pursuant to the following formula:

               CLR  =  TBF + CGD
                          CTNW

               CLR  =  Consolidated Leverage Ratio
               TBF  =  Total Borrowed Funds
               CGD  =  Consolidated Guaranteed Debt
               CTNW =  Consolidated Tangible Net Worth

               SECTION 5.12. Restrictions on Subsidiary and Secured Debt. (a) The Borrower will not at any time permit any of its Subsidiaries to create, incur or assume any Debt except (i) Debt secured by Liens permitted by
Section 5.07, (ii) unsecured Debt incurred in the ordinary course of business, consistent with past practice, in an aggregate outstanding principal amount not exceeding $10,000,000 at any time and (iii) Debt of any Subsidiary owing to the Borrower or to any other Subsidiary.

       (b) The aggregate outstanding principal amount of all secured Debt of the Borrower and all Debt of its Subsidiaries (except Debt owed by any Subsidiary to the Borrower or to any other Subsidiary) will not at any time exceed 40% of Consolidated Net Property and Equipment.

               SECTION 5.13. Capital Contributions to Subsidiaries. The Borrower will not make any contribution (other than contributions of the capital stock of another Subsidiary) to the capital of APL or APD if, after giving effect thereto, the aggregate amount of such contributions made after December 31, 1993 would exceed $10,000,000.

               SECTION 5.14. No New Restrictions on Subsidiary Dividends, Etc. Except as required by applicable law, Borrower will not agree, or permit any of its Subsidiaries to agree, to restrict or otherwise limit the payment of dividends or any other transfer of funds or assets from any Subsidiary directly, or indirectly through one or more other Subsidiaries, to the Borrower.

               SECTION 5.15. Investments; Acquisitions. Neither the Borrower nor any Subsidiary will make or acquire any Investment in any Person or acquire all or substantially all of the business or assets of any Person other than:

              (a) Investments existing on December 31, 1993 in their respective Subsidiaries;

              (b)  capital contributions permitted by Section 5.13;

              (c)  loans (i) from any Subsidiary to the Borrower or
       (ii) from the Borrower or any Subsidiary to its respective
       Subsidiaries;

              (d) Investments made by the Borrower or any Subsidiary in connection with its cash management policies and practices conducted in the ordinary course of business, consistent with reasonable business practice, provided that, in each case, such Investment matures within three years from the date of acquisition thereof by the Borrower or such Subsidiary; and

              (e) any Investments not otherwise permitted by the foregoing clauses of this Section and any acquisition of all or substantially all of the business or assets of any Person if, after giving effect thereto, the aggregate amount of all Investments and acquisitions made after December 31, 1993 as permitted by this clause (e) does not exceed $100,000,000.

For purposes of clause (e) above, the amount of any Investment or acquisition at any date shall be the original cost thereof less any return of capital with respect thereto.


                                   ARTICLE VI

                       DEFAULTS AND EVENTS OF TERMINATION

               SECTION 6.01. Events of Default. If one or more of the following events shall have occurred and shall, at a time when one or more Loans is outstanding under this Agreement, be continuing (any such event which is continuing at such a time being herein called an "Event of Default"):

              (a) default in the payment when due of any principal of or interest on any Loan, any fee or any other amount payable hereunder;

              (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06, 5.07, 5.08 (other than
       Section 5.08(b)) or 5.10 through 5.15, inclusive;

              (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

              (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

              (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt (other than (i) Debt the aggregate principal amount of which does not exceed $15,000,000 and (ii) the Loans) when due or within any applicable grace period;

              (f) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary (other than (i) Debt the aggregate principal amount of which does not exceed $15,000,000 and (ii) the Loans) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

              (g) MarAd shall give notice of its intent to terminate (by reason of APL's failure to comply therewith) the Operating-Differential Subsidy Agreement, Contract No. MA/MSB-417, dated December 30, 1977, between APL and MarAd, as amended from time to time, entered into in accordance with Title VI of the Merchant Marine Act of 1936, as amended from time to time;

              (h) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

              (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

              (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

              (k) a judgment or order for the payment of money in excess of 5% of Consolidated Tangible Net Worth as shown on the then most recent balance sheet of the Borrower delivered to the Banks under Section 4.04 or 5.01 shall be rendered against the Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

              (l)  a Change in Control shall occur;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any of the Events of Default specified in clause (h) or (i) above occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
               SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

               SECTION 6.03. Events of Termination. If one or more of the events listed in Section 6.01 shall have occurred and, at a time when no Loans are outstanding under this Agreement, shall be continuing (any such event which is continuing at such a time being herein called an "Event of Termination"), then the Agent shall, if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate; provided that, if any of the events specified in Section 6.01(h) or (i) occurs with respect to the Borrower, then without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate.


                                   ARTICLE VII

                                    THE AGENT

               SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement or any Note as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

               SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement and its Note as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

               SECTION 7.03. Action by Agent. The obligations of the Agent under this Agreement or any Note are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, Event of Termination or Potential Event of Termination except as expressly provided in Article VI.

               SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any Note or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower;
(iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement or any Note or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

               SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any Note or any action taken or omitted by the Agent thereunder.

               SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

               SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent subject to the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent under this Agreement and the Notes by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

               SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

               SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

              (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

              (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

               SECTION 8.02. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

               SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan, any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.16), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Borrower shall not be obligated to pay such compensation for any period that is more than 90 days before such Bank notifies the Borrower pursuant to subsection (c) of this Section of the event that entitles such Bank to such compensation.

               (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Borrower shall not be obligated to pay such compensation for any period that is more than 90 days before such Bank notifies the Borrower pursuant to subsection (c) of this Section of the event that entitles such Bank to such compensation.
               (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

               SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation from the Borrower under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

              (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

              (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

               SECTION 8.05. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and assume the Commitment of such Bank (and its obligations under each of the Receivables Purchase Agreements then in effect) substantially as contemplated by Section 9.07(c).

                                   ARTICLE IX

                                  MISCELLANEOUS

               SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, telex number or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

               SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including all fees and disbursements of Davis Polk & Wardwell, special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any actual or alleged Default, Potential Event of Termination or Event of Termination hereunder and (ii) if an Event of Default or an Event of Termination occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including expenses of investigation and fees and disbursements of counsel (which counsel may be an employee of such Bank, in which case such expenses may include allocated direct costs of such internal counsel), in connection with such Event of Default or such Event of Termination and any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes. To the extent permitted by law, all unpaid fees and expenses shall bear interest, payable on demand, for each day from and after the tenth Domestic Business Day following the date an invoice therefor is delivered to the Borrower to but excluding the date of payment at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

               SECTION 9.04. Indemnification. The Borrower agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, settlement costs and the reasonable fees and disbursements of counsel (which counsel may be an employee of any Bank), which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

               SECTION 9.05. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

               SECTION 9.06. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

               SECTION 9.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks, which consent will be in the Banks' sole discretion.

               (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans; provided that contemporaneously with the grant of any such participating interest, such Bank shall grant to such Participant an equivalent proportionate participating interest in such Bank's "Commitment Percentage" of the "Combined Commitment" and "Participating Interests" under and as defined in each of the Receivables Purchase Agreements then in effect. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.06 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

               (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, APL (if its Receivables Purchase Agreement is then in effect) and APD (if its Receivables Purchase Agreement is then in effect) which consent, in each case, will not be unreasonably withheld (with a copy of such Assignment and Assumption Agreement delivered to the Agent and, if either of the Receivables Purchase Agreements is then in effect, J.P. Morgan Delaware, as Administrative Agent thereunder); provided that (i) the amount so assigned to any Assignee that was not a Bank for purposes hereof immediately prior to such assignment shall be not less than $5,000,000, (ii) if an Assignee is a Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with, the transferor Bank, no such consent shall be required, (iii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans, and (iv) contemporaneously with such assignment, such Bank shall assign to such Assignee an equivalent proportionate part of such Bank's rights and obligations under each of the Receivables Purchase Agreements then in effect. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and a "Purchaser" under and as defined in each of the Receivables Purchase Agreements then in effect and shall have all the rights and obligations of a Bank with a Commitment hereunder and a "Purchaser" with a "Commitment Percentage" of the "Combined Commitment" under and as defined in each of the Receivables Purchase Agreements then in effect as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder and under such Receivables Purchase Agreement to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in accordance with the Agent's standard schedule for such charges in effect at the time of such assignment. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

               (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

               (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist and were not reasonably foreseeable by such Bank.

               (f) The Borrower may at any time with the consent of the Required Banks remove any Reference Bank and/or appoint another bank as a Reference Bank; provided that there shall at no time be less than two Reference Banks acting hereunder.

               SECTION 9.08. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

               SECTION 9.09. Confidentiality. Each Bank agrees that all documentation and other information made available by the Borrower to such Bank under the terms of this Agreement shall (except to the extent that such documentation and other information is publicly available or hereafter becomes publicly available other than by action of such Bank, or was theretofore known to such Bank independent of any disclosure thereto by the Borrower) be held in the strictest confidence by such Bank and used solely in connection with administration of Loans from time to time outstanding from such Bank to the Borrower; provided that (i) such Bank may disclose such documentation and other information to any bank or other institution to which such Bank proposes to assign all or a portion of its Commitment and its Loans hereunder or sells or proposes to sell a participation in its Loans hereunder, if (x) such Bank has notified the Borrower in writing of the identity of such other bank or other institution and the Borrower has not, by the fifth Domestic Business Day following such notification, notified such Bank of its reasonable disapproval of such other bank or other institution and (y) such other bank or other institution, prior to such disclosure, agrees for the benefit of the Borrower to comply with the provisions of this Section 9.09, (ii) such Bank may disclose the provisions of this Agreement and the Notes and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of such Bank's interest in any Loan and (iii) such Bank may disclose documentation and information that is permitted to be disclosed under any other agreement between such Bank and the Borrower in accordance with such other agreement. It is understood that any Bank may be required to disclose such documentation or other information or portions thereof, (1) at the request of a bank regulatory agency or in connection with an examination of such Bank by bank examiners, (2) pursuant to subpoena or other court process, (3) at the express direction of any other authorized government agency, (4) to the independent auditors of such Bank or (5) as otherwise required by law.

               SECTION 9.10. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               SECTION 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

               SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                     AMERICAN PRESIDENT COMPANIES, LTD.



                                     By /s/ Randall K. Gausman
                                      Title:  Assistant Treasurer
                                       1111 Broadway
                                       Oakland, California  94607
                                       Telex number: 335478
                                       Facsimile number: (510) 272-8931

Commitments:


$22,500,000               MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK



                                     By /s/ Diana H. Imhof
                                      Title:  Associate


$20,000,000               J.P. MORGAN DELAWARE



                                     By /s/ Philip S. Detjens
                                      Title:  Vice President


$42,500,000                   BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION



                                     By /s/ Michael J. Dasher
                                      Title:  Vice President




$35,000,000                   THE FIRST NATIONAL BANK OF BOSTON



                                     By /s/ Daniel O'Connor
                                      Title:  Director




$30,000,000                   BARCLAYS BANK PLC



                                     By /s/ Keith Mackie
                                      Title:  Associate Director


$25,000,000                   ABN AMRO BANK N.V.



                                     By /s/ Carol A. Levine
                                      Title:  Vice President



                                     By /s/ Robert N. Hartinger
                                      Title:  Group Vice President



$25,000,000                   THE FIRST NATIONAL BANK OF CHICAGO



                                     By /s/ Gerald F. Mackin
                                      Title:  Vice President


Total Commitments

$200,000,000
=================
                                     MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Agent



                                     By /s/ Diana H. Imhof
                                      Title:  Associate
                                       60 Wall Street
                                       New York, New York  10260-0060
                                       Attention: Diana H. Imhof
                                       Telex number: 177615
                                       Facsimile number: (212) 648-5014
                                                                      SCHEDULE I




                             CERTAIN EXISTING LIENS


                                                                12/31/93
                                                                BALANC AGREEMENT
LESSOR (OR LIENHOLDER)               ASSET                       ($000)  DATE


CAPITAL LEASE OBLIGATIONS:

Port of Oakland                       Alliance Crane             1,315  02/04/77
American Fletcher                     Chassis                    4,999  12/16/85
  (BancOne)
Metlife Capital                       Chassis                    8,150  12/16/85
Mitsubishi International              Chassis                    1,158  03/06/86
Wells Fargo                           Chassis                    1,137  04/29/86
  (Norwest)
U. S. West Financial                  Chassis                    2,644  05/15/86


REAL ESTATE ASSESSMENT OBLIGATIONS:

City of Folsom Assessment             Folsom Property              112     06/84
  District Bonds


OTHER SECURED DEBT:

Mitsui & Co.                          Chassis                    3,577  03/12/86


Kreditanstalt                        M/V Pres. Truman           14,294 04/22/88
  fuer Wiederaufbau
Kreditanstalt                        M/V Pres. Kennedy          16,677 07/14/88
  fuer Wiederaufbau
Kreditanstalt                        M/V Pres. Polk             16,677 07/17/88
  fuer Wiederaufbau
Kreditanstalt                        M/V Pres. Jackson          16,677 09/08/88
  fuer Wiederaufbau
Kreditanstalt                        M/V Pres. Adams            16,677 09/30/88
  fuer Wiederaufbau


                                                                   EXHIBIT A

                                      NOTE
                                                        New York, New York
                                                        [Effective Date]

               For value received, AMERICAN PRESIDENT COMPANIES, LTD., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

               All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               This note is one of the Notes referred to in the Credit Agreement dated as of March 25, 1994 among American President Companies, Ltd., the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                              AMERICAN PRESIDENT COMPANIES, LTD.

                              By________________________
                                 Title:

                                  Note (cont'd)

                         LOANS AND PAYMENTS OF PRINCIPAL



__________________________________________________________________

                                             Amount of
               Amount of      Type of        Principal      Maturity    Notation
     Date      Loan           Loan           Repaid         Date         Made By
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________




                                                                   EXHIBIT B



                       Form of Money Market Quote Request



                                                        [Date]




To:      Morgan Guaranty Trust Company of New York
                 (the "Agent")

From:  American President Companies, Ltd. (the "Borrower")

Re:      Credit Agreement (the "Credit Agreement") dated as of March 25, 1994 among American President Companies, Ltd., the Banks listed on the signature pages thereof and the Agent

               We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):



Date of Borrowing:  __________________

Principal Amount2                       Interest Period3

$



               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]


               Terms used herein have the meanings assigned to them in the Credit Agreement.


2  Amount must be $5,000,000 or a larger multiple of $1,000,000.

3 Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                     AMERICAN PRESIDENT COMPANIES, LTD.



                                             By________________________
                                                Title:



                                                                   EXHIBIT C



                   Form of Invitation for Money Market Quotes


To:      [Name of Bank]

Re:      Invitation for Money Market Quotes
               to American President Companies, Ltd.
               (the "Borrower")



               Pursuant to Section 2.03 of the Credit Agreement dated as of March 25, 1994 among American President Companies, Ltd., the Banks parties thereto and the undersigned, as Agent (as the same may be amended from time to time, the "Credit Agreement"), we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):



Date of Borrowing:  __________________

Principal Amount                        Interest Period


$



               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]



               Please respond to this invitation by no later than [2:00 P.M.] [9:00 A.M.] (New York City time) on [date].



               Terms used herein have the meanings assigned to them in the Credit Agreement.

                                             MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK


                                              By______________________
                                                Authorized Officer

                                                                   EXHIBIT D


                           Form of Money Market Quote


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
60 Wall Street
New York, New York  10260

Attention:

Re:  Money Market Quote to American President Companies,    Ltd. (the
"Borrower")

               In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.  Quoting Bank:  _______________________________________

2.  Person to contact at Quoting Bank: ___________________

3.  Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal       Interest                   Money Market
 Amount**       Period***      [Margin****] [Absolute Rate*****]

$

$

       [Provided, that the aggregate principal amount of Money
       Market Loans for which the above offers may be accepted shall not exceed $____________.]**


__________
* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                       (notes continued on following page)
                   We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit
 Agreement dated as of March 25, 1994 among American President Companies, Ltd., the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s)
                       are accepted, in whole or in part.





                                             Very truly yours,

                                             [NAME OF BANK]


Dated:_______________     By:__________________________
                                                Authorized Officer


















___________
*** Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).





                                                                   EXHIBIT E





                                   OPINION OF
                            COUNSEL FOR THE BORROWER

                                                    [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

               I am the Senior Counsel of American President Companies, Ltd. (the "Borrower") and have acted as counsel for the Borrower in connection with the Credit Agreement (the "Credit Agreement") dated as of March 25, 1994. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(d) of the Credit Agreement.

               I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to my opinion relating to financial matters, I have relied upon representations made to me by other officers of the Borrower.

               Upon the basis of the foregoing, I am of the opinion that:

               1. The Borrower and each of its corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, the absence of which good standing and governmental licenses, authorizations, consents and approvals would have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

               3. The Credit Agreement constitutes a valid and binding agreement of the Borrower, assuming the valid execution and delivery thereof by the other parties thereto, and each of the Notes constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency and similar laws affecting the creditors' rights generally and by general principles of equity.

               4. There is no action, suit or proceeding pending against, or to the best of my knowledge after due inquiry threatened against or affecting, the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official, in which there is a significant possibility of an adverse decision which could materially adversely affect the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

               5. The Borrower and its Subsidiaries are in compliance in all material respects with the terms of all agreements currently in effect between the Borrower or any such Subsidiary and MarAd, and with all applicable regulations of MarAd with respect to which noncompliance would have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, including without limitation all agreements and regulations relating to construction-differential subsidy, operating-differential subsidy, capital construction fund or U.S. Government-guaranteed obligations under Title XI of the Merchant Marine Act of 1936, as amended, and the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes will not cause or result in a violation of any provision of any such agreement or regulation.

               I note that the "governing law" provision in the Credit Agreement provides that the laws of the State of New York are to govern the Credit Agreement and the Notes. In my opinion a court applying California conflict of laws rules would give effect to such choice of New York law; however, I express no opinion as to what law a court applying any other State's conflict of laws rules would apply.

               For purposes of my opinion in paragraph (3) above, I have with your consent (i) assumed that a court would apply the substantive laws of either California or New York and (ii) assumed (without examining the laws of New York) that the substantive laws of New York governing the interpretation and enforcement of each provision of the Credit Agreement and the Notes do not differ in any material respect from the substantive laws of California.

               For purposes of my opinion in paragraph (5) above with respect to the agreements between the Borrower or any Subsidiary of the Borrower and MarAd, I have with your consent relied on the opinion of General Counsel of APL, dated the date hereof, a copy of which has been delivered to each of you.

               I am a member of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my written consent.



                                        Very truly yours,





                                                                     EXHIBIT F




                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                   FOR THE AGENT

                                                            [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

               We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of March 25, 1994, among American President Companies, Ltd., a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, we are of the opinion that:

               1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action.
               2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes constitute valid and binding obligations of the Borrower.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our written consent.



                                         Very truly yours,





                                                                     EXHIBIT G




                       ASSIGNMENT AND ASSUMPTION AGREEMENT



               AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), AMERICAN PRESIDENT COMPANIES, LTD. ("the Borrower", the "Borrower") [, AMERICAN PRESIDENT LINES, LTD. ("APL") and APL LAND TRANSPORT SERVICES, INC. ("APD")].4


                               W I T N E S S E T H

               WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to [(i)] the Credit Agreement dated as of March 25, 1994 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and Morgan Guaranty Trust Company of New York ("MGT"), as Agent (as the same may be amended from time to time, the "Credit Agreement") [(ii) the Receivables Purchase Agreement dated as of August 29, 1991 among APL, the Assignor and the other banks party thereto, as Purchasers, J.P. Morgan Delaware ("JPMD"), as Administrative Agent, and MGT, as Co-Agent (as the same may be amended from time to time, the "APL Receivables Purchase Agreement") and (iii) the Receivables Purchase Agreement dated as of August 29, 1991 among APD, the Assignor and the other banks party thereto, as Purchasers, JPMD, as Administrative Agent, and MGT, as Co-Agent (as the same may be amended from time to time, the "APD Receivables Purchase Agreement", and, together with the APL Receivables Purchase Agreement, the "Receivables Purchase Agreements")];

               WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

               WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

4Include APL and or APD and references to APL and or APD and J.P. Morgan Delaware and Receivables Purchase Agreements if the Receivables Purchase Agreements are then in effect. Modify accordingly if only the APL Receivables Purchase Agreement is then in effect.

               [WHEREAS, the Assignor has a commitment (the "Receivables Committed Amount") under each of the Receivables Purchase Agreements to purchase undivided interests in certain accounts receivable owned by APL and APD for an aggregate purchase price not to exceed $___________ at any time;] and

               WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $___________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Committed Loans, [and all of the rights of the Assignor under each of the Receivables Purchase Agreements in respect of a portion of its Receivables Committed Amount in an amount equal to $___________ (the "Receivables Assigned Amount"),] and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

               SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount [and under the Receivables Purchase Agreements to the extent of the Receivables Assigned Amount], and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount [and under the Receivables Purchase Agreements to the extent of the Receivables Assigned Amount], including the purchase from the Assignor of the corresponding portion of the principal amount of each of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower, [APL and APD] (with a copy hereof delivered to MGT, as Agent [, and JPMD, as Administrative Agent]) and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of [(x)] a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount [and (y) a "Purchaser" under each of the Receivables Purchase Agreements with a Receivables Committed Amount in an amount equal to the Receivables Assigned Amount,] and
(ii) as of the date hereof, the Commitment of the Assignor shall be reduced by the Assigned Amount [and the Receivables Committed Amount of the Assignor shall be reduced by the Receivables Assigned Amount], and the Assignor shall be released from its obligations under the Credit Agreement [and under the Receivables Purchase Agreements] to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

               SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $_________.5 It is understood that commitment and/or facility fees accrued with respect to the Assigned Amount to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that, if it receives any amount under the Credit Agreement [or any of the Receivables Purchase Agreements] which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

               SECTION 4. Consent of the Borrower [, APL and APD]. This Agreement is conditioned upon the consent of the Borrower [, APL and APD] pursuant to Section 9.07(c) of the Credit Agreement [and Section 10.08(c) of each of the Receivables Purchase Agreements]. The execution of this Agreement by the Borrower [, APL and APD] is evidence of this consent. Pursuant to
Section 9.07(c) of the Credit Agreement the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption under the Credit Agreement provided for herein, and the Assignor agrees to make appropriate notations on its Note to reflect the assignment hereunder6.

               SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower [, APL or APD], or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note [or the validity and enforceability of the obligations of APL or APD, as the case may be, in respect of the Receivables Purchase Agreement to which it is a party or any "Assignment" relating thereto]. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower[, APL and APD].

5Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.
6If the Borrower's consert is not required pursuant to Section 9.07(c) of the Credit Agreement, Section 4 of this Agreement should be deleted and this Agreement does not need to be signed by the Borrower.

               SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                             [ASSIGNOR]


                                             By_________________________
                                               Title:


                                             [ASSIGNEE]


                                             By__________________________
                                               Title:



                                             AMERICAN PRESIDENT COMPANIES,
                                               LTD.


                                             By__________________________
                                               Title:



                                             [AMERICAN PRESIDENT LINES,
LTD.


                                             By__________________________
                                               Title:]



                                             [APL LAND TRANSPORT
                                               SERVICES, INC.


                                             By__________________________]
                                               Title:]